                                                                 EXHIBIT 99.2

                   SUBSCRIPTION AND ESCROW AGENT AGREEMENT


     This SUBSCRIPTION AND ESCROW AGENT AGREEMENT (this "Agreement") is made and entered into as of July 19, 1996, by and between Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Subscription Agent"), and Mellon Bank, N.A. (the "Escrow Agent").


                               R E C I T A L S

     A. The Company has filed with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-2 (File No. 333-04817) (the "Registration Statement") relating to the proposed distribution of subscription rights to purchase Common Stock to (i) shareholders (the "Shareholders") of record on the close of business on the date on which the Registration Statement is declared effective by the SEC (the "Record Date") other than Airline Investors Partnership, L.P. (the "Shareholder Rights") and (ii) the Company's employees (the "Eligible Employees") as of the Record Date who were also employees at any time during 1995, other than members of senior management (the "Employee Rights", and together with the Shareholder Rights, the "Rights"). Shareholder Rights are transferable but Employee Rights are not transferable.

     B. Each Right will entitle the holder thereof (the "Rightsholder") to purchase one share of Common Stock at $3.90. (the "Subscription Price"). Employee Rights will also entitle the Holder to subscribe for an additional number of shares of Common Stock, subject to proration, as described in this Agreement.

     C. The Company wishes the Subscription Agent and the Escrow Agent to act on its behalf in connection with the rights offering (the "Rights Offering") as set forth herein, and the Subscription Agent and the Escrow Agent are willing so to act.

     D. The Company has separately engaged ChaseMellon Shareholder Services, L.L.C. as its Transfer Agent (the "Transfer Agent").

                              A G R E E M E N T

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. APPOINTMENT OF SUBSCRIPTION AGENT AND ESCROW AGENT. The Company hereby appoints the Subscription Agent and the Escrow Agent to act as agents in accordance with the instructions set forth in this Agreement, and the Subscription Agent and the Escrow Agent hereby accept such respective appointments and agree to take such actions as may be necessary to effectuate the terms of this Agreement. The Company may from time to time appoint such co-subscription agents as it may deem necessary or desirable.

     2. DISTRIBUTION OF SUBSCRIPTION CERTIFICATES. The Company has authorized the allocation of the Rights and, following the effectiveness of the Registration Statement and the Record Date, will confirm with the Transfer Agent, the allocation of such Rights as are based upon record ownership of Common Stock and Eligible Employees of the Company, and the Subscription Agent shall work with the Company to prepare and distribute subscription certificates, in substantially the forms attached as EXHIBITS A AND B hereto and incorporated herein by reference (EXHIBIT A in the case of Shareholder Rights and EXHIBIT B in the case of Employee Rights), subject to such changes as the parties may deem necessary (the "Subscription Certificates"). The Subscription Agent shall in all cases be bound by the determination of the Company as to the distribution of Rights where there is any question as to such distribution. The Subscription Agent shall have no responsibility for calculation of Rights, except for the accuracy of arithmetical calculations, with regard to Rights not based upon record ownership of Common Stock of the Company.

     3.   RIGHTSHOLDERS.

          3.1 The Subscription Certificates will be prepared by the Subscription Agent, and the Subscription Agent shall affix such identifying information as it deems necessary to identify each particular Rightsholder upon return of the executed Subscription Certificates.

          3.2 The Subscription Agent will keep or cause to be kept, at its principal offices in the State of New Jersey, books for registration of Rights and transfer of Shareholder Rights. Such books will show the names and addresses of the respective Rightsholders and assignees, if applicable, and the number of Rights that have been granted or are held.

          3.3 Subject to the provisions of Section 8 hereof, Shareholder Rights (but not Employee Rights) may be divided or assigned by delivering to the Subscription Agent a Subscription Certificate with the portions thereof permitting assignment properly completed. Subscription Certificates evidencing fractional Rights will not be issued and any instructions that would result in the issuance of Subscription Certificates evidencing fractional Rights are to be rejected.

          3.4 Any Shareholder or assignee of record desiring to divide or assign any Rights must make such request in writing to the Subscription Agent and surrender the related Subscription Certificate to the Subscription Agent.
 Thereupon the Subscription Agent will deliver to the person entitled thereto the Subscription Certificate as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such action.

          3.5 Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rightsholder or registered assignee, in lieu of the

Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss that any of them may suffer if a lost, stolen, destroyed or mutilated Subscription Certificate is replaced.

     4.   EXERCISE OF RIGHTS.

          4.1 A Rightsholder may exercise his or her Right(s) by completing, signing and delivering or mailing the Subscription Certificate (with any required signature guarantee(s) as required by the form of Subscription Certificate), together with payment in full of the Subscription Price for each Right for which he or she is exercising as follows: (i) by mail to ChaseMellon Shareholder Services, L.L.C., P.O. Box 837, Midtown Station, New York, NY 10018, Attn: Reorganization Dept.; or (ii) by hand or overnight delivery to ChaseMellon Shareholder Services, L.L.C., 120 Broadway, 13th Floor, New York, NY 10271, Attn: Reorganization Dept. In order for a Rightsholder to exercise his or her Right(s), the completed Subscription Certificate and payment must be received by the Subscription Agent by 5:00 p.m. New York Time on or before the date set for the expiration of the Rights Offer (the "Expiration Date"). Checks or money orders should be made payable to "ChaseMellon Shareholder Services, L.L.C." in United States Dollars.

          4.2 A Rightsholder who exercises all of his or her Employee Rights will have the right (the "Oversubscription Right") to elect (by indicating such election on his or her Subscription Certificate) to purchase up to an additional number of shares of Common Stock equal to (i) the number of shares underlying Shareholder Rights that expire without being exercised, but not to exceed 1,000,000 shares, plus (ii) the number of shares underlying Employee Rights that expire without being exercised (the sum of (i) and (ii) above being the "Available Shares"). If the number of Available Shares is insufficient to satisfy all exercises of the Oversubscription Right, then the number of Available Shares issued to each Rightsholder exercising the Oversubscription Right will be equal to the lesser of (1) the number of Available Shares subscribed for by such Rightsholder and (2) the total number of Available Shares multiplied by a fraction (a) the numerator of which will be the number of Employee Rights of such Rightsholder and (b) the denominator of which will be the total number of Employee Rights of all Rightsholders exercising the Oversubscription Right.

          4.3 The Subscription Price will be payable in United States Dollars by check drawn upon a U.S. bank or postal, telegraphic or express money order or wire transfer of funds to the account maintained by the Subscription Agent for such purpose payable to the order of the Subscription Agent. The Subscription Price will be deemed to have been received by the Subscription Agent only upon: (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check drawn upon a United States bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account.

          4.4 In the case of Employee Rights, notwithstanding proper completion and submission to the Subscription Agent of a Subscription Certificate and payment of the Subscription Price relating thereto, the Employee Rights evidenced by such Subscription

Certificate shall not be deemed to have been validly exercised until the Company notifies the Subscription Agent that (i) the Company has received from the Eligible Employee the withholding amount that such Eligible Employee is required to pay upon exercise of his or her Employee Rights and (ii) such Eligible Employee is employed by the Company as of the close of business, Hawaii time, on the Expiration Date.

     5.   DISPOSITION OF FUNDS.

          5.1 The Subscription Agent shall deposit the checks and money orders received in connection with the exercise of Shareholder Rights in a segregated account designated as the Hawaiian Airlines, Inc. Shareholder Escrow Account until the later of (i) the date on which the Company accepts the subscription of such Shareholder Rights or (ii) clearance of such checks or five business days after receipt of such money orders, at which time the sums represented by such checks and money orders shall be wire transferred to the Company as follows:

          Hawaiian Airlines, Inc.
          ABA# 1213-01028
          C/A 01-042424
          Attention: Treasury Services
          Re:  Hawaiian Airlines, Inc. Offering

The Subscription Agent shall deposit the checks and money orders received in connection with the exercise of Employee Rights in a segregated account designated as the Hawaiian Airlines, Inc. Employee Escrow Account until the earlier of clearance or two business days of receipt, at which time the sums represented by such checks and money orders shall be wire transferred to the Escrow Agent as follows:

          Mellon Bank, N.A. Pittsburgh, PA
          ABA# 043000261
          C/A 900-9010
          Attention: Corporate Trust
          Re:  Hawaiian Airlines, Inc. Offering

Wire funds will be deposited promptly by the Subscription Agent and wire transferred to the Company or the Escrow Agent, as appropriate; provided, however, that all amounts received with respect to Shareholder Rights subscriptions that are rejected by the Company shall be mailed promptly to the Rightsholder who submitted the rejected subscription.

          5.2 All funds wire transferred by the Subscription Agent to the Escrow Agent shall be deposited in an escrow account established by the Escrow Agent and entitled "Hawaiian Airlines, Inc. Escrow Account" (the "Escrow Account"). The Company hereby directs the Escrow Agent to invest such funds as soon as may be practicable and keep such funds invested during the term hereof in accordance with written directions signed by the Company, provided that such investment shall be limited to (i) investment companies registered under the Investment Company Act of 1940 that invest in obligations, or repurchase agreements secured by such obligations, of the following types and (ii) direct obligations of the following types: (a) Certificates of Deposit maturing within 90 days from the date of acquisition thereof, issued by national or state banks located in the United States of America or in any state or agency thereof; or (b) short term obligations of or guaranteed by the United States of America or any state or agency thereof. Any such investment companies may include any for which the Escrow Agent or affiliate performs services for a fee, whether as custodian, transfer agent, investment advisor or otherwise, and it is acknowledged that such shares are not obligations of or endorsed by the Escrow Agent and are not insured by the FDIC. The Company agrees that neither the Subscription Agent nor the Escrow Agent shall be liable for any loss with respect to investments made in accordance with this Section 5.

          5.3 Upon verbal notice by the Company, following the Expiration Date and the final resolution of all exercises of Employee Rights, including pursuant to the Oversubscription Right, the Escrow Agent shall wire transfer to the Subscription Agent all funds in the Escrow Account for distribution by the Subscription Agent as follows:

                (a) All amounts attributable to the exercise of the Oversubscription Right by a Rightsholder, to the extent that Available Shares are not actually issued to such Rightsholder as a result of the proration called for by the last sentence of Section 4.2, shall be credited to the account of, and shall be paid by check mailed to, such Rightsholder; and

               (b) All amounts attributable to subscriptions that are rejected by the Company shall be credited to the account of, and shall be paid by check mailed to, the Rightsholder who tendered such subscription.

          5.4 Upon verbal notice by the Company, following the Expiration Date and the final resolution of all exercises of Employee Rights, including pursuant to the Oversubscription Right, the Escrow Agent shall wire transfer to the Company all funds in the Escrow Account as follows:

               (a) All amounts attributable to Employee Rights that are validly exercise shall be credited to the account of the Company and shall be paid by wire transfer to the Company;

               (b) All amounts attributable to the exercise of the Oversubscription Right to purchase Available Shares that are actually issued shall be credited to the account of the Company and shall be paid by wire transfer to the Company; and

               (c) All interest in earnings on funds deposited in the Escrow Account shall be credited to the account of the Company and shall be paid by wire transfer to the Company.

          5.5 In the case of any Shareholder Rights sold by the Subscription Agent, promptly following the Expiration Date, the Subscription Agent will send the selling Rightsholder a check for the net proceeds for the sale of such Shareholder Rights. The Company will pay the fees charged by the Subscription Agent for effecting such sales. Orders to sell Shareholder Rights must be received by the Subscription Agent prior to 11:00 a.m. New York time on the fifth business day preceding the Expiration Date. The Subscription Agent's obligation to execute orders for the sale of Rights is subject to its ability to find buyers.

     6. DELIVERY OF SECURITIES. The Subscription Agent, in coordination with the Transfer Agent, shall issue certificates for Common Stock upon the instructions of the Company, according to the subscriptions that have been accepted by the Company. The Company shall inform the Subscription Agent in writing as to the acceptance of subscriptions and the date for actual issuance of Common Stock to each subscriber.

     7. REPORTS. The Subscription Agent shall report by telecopier at least twice weekly to the Company concerning the subscriptions received.

     8. AMENDMENTS AND WAIVERS; TERMINATION. The Company reserves the right to alter the Expiration Date, and to amend the terms and conditions of the Rights Offering, whether the amended terms are more or less favorable to Rightsholders. All questions as to the timeliness, validity, form and eligibility (including time of receipt and record ownership) of any exercise of Rights will be determined by the Company, whose determinations will be final and binding, and Company reserves the right to reject any exercise of a Right and any subscription if such exercise or subscription is not in accordance with the terms of the Rights Offering or is not in proper form, or if the acceptance thereof or the issuance of Common Stock thereto could be deemed unlawful. The Company also reserves the right to waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification. Any subscription as to which no notice of any defect or irregularity has been given by the Company or the Subscription Agent and no notice of rejection has been given prior to the Expiration Date, shall be deemed accepted by the Company.

     9. INSTRUCTIONS. Each of the Subscription Agent and the Escrow Agent are hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company, or any other person designated by any of them, and to apply to such officers for advice or instructions in connection with its duties, and each of the Subscription Agent and the Escrow Agent will not be liable for any action taken by it in good faith in accordance with the instructions of any such officer.

     10.  FEES OF THE SUBSCRIPTION AGENT; INDEMNIFICATION.

          10.1 The Company agrees to pay to each of the Subscription Agent and the Escrow Agent compensation in accordance with the fee schedule attached hereto as EXHIBIT C for all services rendered by it hereunder and, from time to time, on demand of the Subscription Agent or the Escrow Agent, its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement.

          10.2 The Company hereby covenants and agrees to indemnify and to hold the Subscription Agent and the Escrow Agent (together, the "Indemnified Parties") harmless against any losses, claims, damages, liabilities, costs and expenses (including reasonable fees and disbursements of legal counsel) that the Indemnified Parties, or either of them, may incur or become subject to arising from or out of any claim or liability resulting from actions taken as Subscription Agent or the Escrow Agent pursuant to this Agreement; PROVIDED, HOWEVER, that such covenant and agreement does not extend to, and the Indemnified Parties will not be indemnified or held harmless with respect to, such losses, claims, damages, liabilities, cost and expenses incurred or suffered by the Indemnified Parties as a result, or arising out, of the Subscription Agent's or the Escrow Agent's gross negligence, misconduct, bad faith or breach of this Agreement. In connection therewith, (i) in no case will the Company be liable with respect to any claim against the Indemnified Parties unless one of the Indemnified Parties notifies the Company in writing of the assertion of a claim against it or of any action commenced against it, as soon as practicable after it has notice of any such assertion of a claim or has been served with the summons or other first legal process giving information as to the nature and basis of the claim (but in any event at least ten days prior to the date on which an answer or other pleading must be served in order to prevent a judgment by default in favor of the person asserting such claim), (ii) the Company will be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, and if the Company so elects, it may assume the defense of any such suit, in which event the Company will not thereafter be liable for the fees and expenses of any additional counsel that the Indemnified Parties or either one of them may retain, so long as the Company retains counsel satisfactory to the party to be indemnified, in the exercise of the party's reasonable judgment, to defend such suit, and (iii) the Indemnified Parties agree not to settle any litigation in connection with any claim or liability with respect to which either or both of them may seek indemnification from the Company without the prior written consent of the Company.

          10.3 Each Indemnified Party will be protected and will incur no liability for or with respect to any action taken, suffered or omitted by it without negligence and in good faith in connection with its administration of this Agreement in reliance upon any Subscription Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

          10.4 Anything in this Agreement to the contrary notwithstanding, in no event will the Indemnified Parties be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indemnified Parties have been advised of the likelihood of such loss or damage and regardless of the form of action.

     11. MERGER OR CONSOLIDATION. Any corporation into which the Subscription Agent, the Escrow Agent or Company or any successor Subscription Agent, Escrow Agent or Company may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any of them may be a party, or any corporation succeeding to their respective businesses, or any successor, will be the successors to the Subscription Agent, Escrow Agent or Company, respectively, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     12. CONCERNING THE SUBSCRIPTION AGENT. The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

          12.1 The Subscription Agent may consult with legal counsel acceptable to the Company (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Subscription Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          12.2 Whenever in the performance of its duties under this Agreement the Subscription Agent may deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company and delivered to the Subscription Agent, and such certificate will be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          12.3 Nothing herein precludes the Subscription Agent from acting in any other capacity for the Company.

     13. CERTAIN TAX MATTERS. The Subscription Agent will comply with the information reporting and backup withholding requirements of the Internal Revenue Code of 1986, as amended from time to time and any successor statute (the "Code"), including without limitation, where appropriate, on a timely basis, filing with the Internal Revenue Service and furnishing to the Company a duly completed form 1099B. The Subscription Agent will also collect and duly preserve Forms W-8 and W-9 and other forms or information necessary to comply with the backup withholding requirement of the Code.

     14.  GENERAL PROVISIONS.

          14.1 NOTICES. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy, provided that the telecopy cover sheet contain a notation of the date and time of transmission, and shall be deemed received:
(i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this paragraph, two (2) business days after the date placed in the United States mail, (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice, or
(iv) if given by telecopy, when sent. Notices shall be given at the following address:

If to the Company:

     Hawaiian Airlines, Inc.
     3375 Koapaka Street, Suite G350
     Honolulu, Hawaii  96819
     Attention:  Rae A. Capps, Esq.
     Telecopier:  (808) 835-3690
     Telephone:  (808) 835-3610

With a copy to:

     Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue
     Los Angeles, California  90071
     Attention:  Joseph M. Salamunovich, Esq.
     Telecopier:  (213) 229-7520
     Telephone:  (213) 229-7000

If to Subscription Agent:

     ChaseMellon Shareholder Services, L.L.P.
     15821 Ventura Boulevard, Suite 670
     Encino, California  91436
     Attention:  Mr. Ian Gass
     Telecopier:  (818) 971-4775
     Telephone:  (818) 971-4752

If to the Escrow Agent:


     Mellon Bank, N.A.
     Corporate Trust Group
     Room 325
     Two Mellon Center
     Pittsburgh, PA  15259
     Attention: Claire Seidner
     Telecopier:  (412) 234-9196
     Telephone:  (412) 234-5292


          14.2 COMPLETE AGREEMENT; MODIFICATION. This Agreement and written agreements, if any, entered into concurrently herewith (i) constitute the parties' entire agreement, including all terms, conditions, definitions, warranties, representations, and covenants, with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between or among any or all of them as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the party to be bound. With regard to such amendments, alterations, or modifications, telecopied signatures shall be effective as original signatures. Any amendment, alteration, or modification requiring the signature of more than one party may be signed in counterparts.

          14.3 FURTHER ACTION. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of this Agreement.

          14.4 ASSIGNMENT. No party may assign its rights under this Agreement without the prior written consent of the other parties hereto.

          14.5. SUCCESSORS AND ASSIGNS. Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          14.6 SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of this Agreement, including such invalid, void, or otherwise unenforceable portion).

          14.7 EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

          14.8 TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

          14.9 NO THIRD PARTY BENEFICIARIES. This Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any other party.

          14.10 ATTORNEYS' FEES. Should any litigation (including any proceedings in a bankruptcy court) or arbitration be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court or arbitration costs incurred by reason of such litigation or arbitration, including attorneys' and experts' fees incurred in preparation for or investigation of any matter relating to such litigation or arbitration.

          14.11 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular provision hereof.

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

          14.12 REFERENCES. A reference to a particular paragraph of this Agreement shall be deemed to include references to all subordinate paragraphs, if any.

          14.13 GENDER, NUMBER, AND TENSE. Throughout this Agreement, unless the context otherwise requires:

          (i) the masculine, feminine, and neuter genders each includes the other,

          (ii) the singular includes the plural, and the plural includes the singular, and

          (iii) the past tense includes the present, and the present tense includes the past.

          14.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

          14.15 DRAFTER. The parties acknowledge that each party has received and approved this Agreement and the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          14.16 APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New Jersey.

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                              HAWAIIAN AIRLINES, INC.,
                              a Hawaii corporation


                              By: /s/John L. Garibaldi
                                 ---------------------------------------------

                              Its: Executive Vice President and CFO
                                  --------------------------------------------




                              By:  /s/C.K. Lyman
                                 ---------------------------------------------

                              Its: Vice President Finance
                                  --------------------------------------------



                              CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                              By: /s/Ian D. Gass
                                 ---------------------------------------------
                              Its: Assistant Vice President
                                  --------------------------------------------



                              MELLON BANK, N.A


                              By: /s/Bruce J. Karhu
                                 ---------------------------------------------

                              Its: Assistant Vice President
                                  --------------------------------------------



                                     12